CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Actuant Corporation of our report dated December 16, 2004 relating to the financial statements of Key Components Inc., which appears in the Current Report on Form 8-K of Actuant Corporation dated December 17, 2004. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Stamford, Connecticut
January 26, 2005